Exhibit 23.1

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-174904), pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Fusion-io, Inc. of our report dated September 2, 2011, with respect to the consolidated financial statements of Fusion-io, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ Ernst & Young LLP

Salt Lake City, Utah

September 2, 2011